SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [    ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[ X ]		Definitive Additional Materials
[	]	Soliciting Material Under Rule 14a-12
TRI-CONTINENTAL CORPORATION
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT HEDGED PARTNERS L.P.

WESTERN INVESTMENT LLC

WESTERN INVESTMENT ACTIVISM PARTNERS LLC

BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.

BENCHMARK PLUS PARTNERS, L.L.C.

BENCHMARK PLUS MANAGEMENT, L.L.C.

PARADIGM PARTNERS, N.W., INC.

ARTHUR D. LIPSON

SCOTT FRANZBLAU

ROBERT FERGUSON

MICHAEL DUNMIRE

PAUL DEROSA

MARLENE A. PLUMLEE

ELYSE NAKAJIMA

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[	]	Fee paid previously with preliminary materials:

[    ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

Western Investment Hedged Partners L.P. (“Western Investment”) is filing materials contained in this Schedule 14A with the Securities and Exchange Commission relating to a definitive proxy statement and accompanying proxy cards to be used in connection with the annual meeting of stockholders of Tri-Continental Corporation (the “Company”) scheduled to be held on May 4, 2006 (the “Annual Meeting”) to solicit votes for the approval of certain matters at the Annual Meeting and in support of the election of Western Investment’s slate of director nominees.

Western Investment Hedged
Partners L.P.

_____________________________________________

Tri-Continental Corporation

Annual Meeting

May 4, 2006

Tri-Continental Is Broken.

We Intend To Fix It.

Western Investment Hedged Partners L.P.

First purchased Tri-Continental shares in 2000.

Currently holds over 7.5% of the outstanding.

Investment of over $165 million.

Our goal is a long term commitment to:
improve the Company’s performance and
reduce the discount to NAV.

Seeking minority representation, not control:
3 seats on a 9 member board.

We have no intention of selling our shares back
to Tri-Continental in a private transaction.

Our Nominees

Highly Qualified

Professional

Accomplished

Experienced

Arthur D. Lipson

            Principal of Western Investment, has successfully
managed private investment funds investing primarily in
closed-end funds since 1995.  Mr. Lipson worked at
Lehman Brothers from 1976 to 1981 and Paine Webber
from 1984 to 1985. He was responsible for all fixed
income research at both firms. He is known as an
innovator and leader in the industry, and created, among
other things, the Lehman Brothers bond indices.  Mr.
Lipson received a Masters of Science from Columbia
University and a Bachelor of Science from the California
Institute of Technology.

Paul DeRosa

            Currently a principal of Mt. Lucas Management Corporation, a diversified investment company with close to $2 billion under management. Mt. Lucas has returned 18.9% annually to its
investors over the past 10 years. (Over the 10 years
ending 12/31/2005, the S&P 500 has returned 9.1% and
Tri-Continental has returned 6.6%).  Mr. DeRosa began his
career in the securities industry as the money market
economist in Citibank’s bond trading division. He ultimately became head of Citibank’s financial derivative and capital
markets businesses in North America. In 1986, he joined E.F.
Hutton Co. as co-head of bond trading with particular
responsibility for mortgage trading and finance. Mr. DeRosa in
1989 co-founded Eastbridge Holdings Inc., a bond and
currency trading company in New York, where Mr. DeRosa
eventually served as CEO. He holds a Ph.D. in economics
from Columbia and has served as a staff economist for the
Federal Reserve Bank of New York.

Dr. Marlene A. Plumlee, Ph.D, CPA

            Dr Plumlee has been an Associate Professor of Accounting at the University of Utah since 1997.  Dr. Plumlee received a
Ph.D. in Business Administration from the University of
Michigan and a B.S. in Accounting from the College of Great
Falls. Dr. Plumlee is a published author in accounting
journals.

Tri-Continental Is Broken

History of Poor Performance.

Manager’s Regulatory Difficulties.

Discounted Market Value.

Moribund Board Leadership.

TY’s investment strategy is obsolete.
We believe that TY is 97% correlated
with the S&P 500 with much higher
fees than index funds or EFTs
and lower returns.

We Intend to Fix It

Active, Engaged Oversight.

Stockholder Advocacy in the Boardroom.

Talent, Expertise and Experience.

Professional Stewardship.

$100 Investment 12/31/1994
Dec-94
Dec-95
Dec-96
Dec-97
Dec-98
Dec-99
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05

Failed Performance – Nothing New

  Tri-Continental vs. the S&P 500

Growth of $100 Investment (Dividends Reinvested)

$100

$150

$200

$250

$300

$350

Year Ending

Tri-Continental NAV

S&P 500

Shareholder Return at Year-end
TriContinental NAV vs. S&P 500 Index
4%
2%
0%
-2%
-4%
-6%
-8%
-10%
-12%
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005

Miserable Returns on a Regular Basis

Failed Oversight = Failed Performance

NAV total return has lagged the S&P in 8 of past
11 years.

$1000 invested in TY in 1995 would have grown
by $1490 at 12/31/05.

$1000 put into the S&P 500 in 1995 would have
grown by $2280 at 12/31/05.

An investment in the S&P 500 would have
generated 53% more profit.

Discounted Market Value

A modest discount to NAV is normal and
acceptable.

A persistent and double-digit deep discount
lasting for over 15 years is not.

Discount reflects the market’s response to
management’s inability or unwillingness to
generate returns commensurate with the value of
assets under its management.

11 year average discount to NAV at year-end
was 16.4%.

Failed Oversight = NYS/SEC Probes

Investigation of market-timing activities.

SEC staff considering recommending formal
action to the Commission.

New York State Attorney General’s Office has
gone to court to force Seligman to deliver
documents material to its inquiry.

Failed Oversight = NYS/SEC Probes

Attorney General’s affidavit states:

Seligman is currently the fifth most expensive
fund family among hundreds of competitors.

The boards of the Seligman group of funds
“are subservient to Seligman”.

High costs result of boards’ ‘failure to
negotiate at arms length’.

Believes Seligman engaged in ‘fraud,
concealment, suppression and false pretense’
in violation of NYS General Business Law.

Failed Oversight = Lost Shareholder Value!

NYS Attorney General believes the “dilution in
the value of the Seligman group of funds due to
market timing activity is estimated to be in
excess of $80 million since 1998”.

In a second, separate matter involving
brokerage fees and compensation arrangements
for brokers selling Seligman funds, Seligman
has repaid Tri-Continental over $637,000
because it believes it may have violated
applicable requirements for certain orders to buy
and sell portfolio securities.

Failed Oversight : A Question of
Independence and Commonality of Interest:

Directors fees paid to Tri-Continental directors
from all Seligman-run investment companies
aggregated $830,000, or an average of $92,000
per director in 2005.

Tri-Continental paid $283,243 of that total.

Current directors have served for an average
13.5 years.

Each director sits on at least 23 Seligman group
boards.

Directors and officers own less than 1%.

Morningstar on Seligman Mutual Funds*

Due to regulatory problems, Morningstar
recommends avoiding Seligman mutual funds.

Morningstar Stewardship Overall Grade:

F

Morningstar Fund Analyst Picks:
                     168 Funds Total:  0 are Seligman.

*Although Tri-Continental is not reviewed by Morningstar, Seligman is the manager of Tri-
Continental.

Where’s the Board?

Where was the oversight we are paying this
board to provide?

Where is the market performance we are
paying for?

What else did they overlook?

Tri-Continental stockholders deserve more
than a do-nothing, rubber-stamp board.

An effective stockholder presence on the Tri-
Continental board is needed NOW.

What Are They Afraid Of?

Communication is the backbone of corporate
democracy.

Company has to date prevented us from
communicating with almost 50% of the owners
of the Company by refusing access to the
registered stockholder list.

We are entitled to access by law.

Forced to litigate, at substantial expense.

Shareholders won – the court ordered Tri-
Continental to turn over the list by April 14 th.

Stockholders Deserve:

Effective oversight of the fund manager.

An amelioration of the persistent and overly deep
discount to NAV at which the Company’s shares
trade.

A voice in the Tri-Continental boardroom.

Seligman Just Doesn’t Get It.

Seligman on the market discount: “Stockholders who purchase Tri-Continental shares at a discount actually benefit” – What about current holders forced to sell at a discount?
In whose interest  are they managing this fund? Existing or potential shareholders?

Seligman on our solicitation of proxies: “We apologize for any inconvenience this may cause you”. – They apparently view stockholders actually communicating and exercising their franchise as an “inconvenience”.

Seligman on the costly and unnecessary stock list litigation: “We resisted this demand to the fullest extent possible but were ultimately ordered by a New York court to provide the information”.

Seligman: “Stockholders have voted to keep the Fund’s closed end structure on nine prior occasions”. – Unwilling to tolerate continued poor investment performance and the persistent deep discount, stockholders attempted to take action to eliminate it on
NINE occasions in the past… and Seligman still doesn’t get it.

VOTE THE GOLD PROXY

For the election of nominees independent of
Seligman.

For the appointment of auditors.

For the stockholder proposal on cumulative
voting.

VOTE FOR THE SLATE THAT IS COMMITTED
TO THE CREATION OF SHAREHOLDER VALUE
THROUGH CORPORATE DEMOCRACY.

CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT

Western Investment Hedged Partners L.P. (“Western Investment”), together with the other Participants (as defined below), has made a definitive filing with the SEC of a proxy statement (the “Proxy Statement”) and accompanying proxy cards to be used, among other things, to solicit votes for the approval of certain matters at the annual meeting (the “Annual Meeting”) of Tri-Continental Corporation (the “Company”) scheduled for May 4, 2006 and in support of the election of the Participants’ slate of director nominees at the Annual Meeting.

Western Investment advises all stockholders of the Company to read the Proxy Statement and other proxy materials relating to the Annual Meeting as they become available because they contain important information. Such proxy materials are available at no charge on the SEC’s web site at http://www.sec.gov. In addition, the Participants in the solicitation will provide copies of the proxy materials, without charge, upon request. Requests for copies should be directed to the Participants’ proxy solicitor, Innisfree M&A Incorporated, at its toll-free number: (877) 456-3510 or by e-mail at: mbrinn@innisfreema.com.

The Participants in the proxy solicitation are Western Investment, Western Investment LLC, Arthur D. Lipson, Western Investment Activism Partners LLC, Benchmark Plus Institutional Partners, L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus Management, L.L.C., Paradigm Partners, N.W., Inc., Scott Franzblau, Robert Ferguson, Michael Dunmire, Paul DeRosa, Marlene A. Plumlee and Elyse Nakajima (the “Participants”). Information regarding the Participants and their direct or indirect interests is available in the Schedule 13D jointly filed with the SEC on January 6, 2006, as subsequently amended on January 10, 2006, February 15, 2006 and March 3, 2006 and the Proxy Statement.